SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934
                          (Amendment No.    )


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or
     240.14a-12

                Dover Corporation
- --------------------------------------------------------
     (Name of Registrant as Specified in Its Charter)

                  Robert Kuhback
- --------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii),
     14a-4(i)(1),or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and )-11.

     1.   Title of each class of securities to which transaction applies:

          __________________________________________

     2.   Aggregate number of securities to which transaction applies:

          __________________________________________

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:(1).
          __________________________________________

     4.   Proposed maximum aggregate value of transaction:
          __________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule )-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          ___________________________________________

     2.   Form, Schedule or Registration Statement No.:

          ___________________________________________

     3.   Filing Party:

          __________________________________________


- --------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.






                             DOVER CORPORATION



               NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS



                                                       March 15, 1994

To the Stockholders:

     Please take notice that the annual meeting of stockholders of Dover Corporation will be held at Suite L-100, 32 Loockerman Square, Dover, Delaware, on April 26, 1994, at 10:00 A.M., for the following purposes:

          1.   To elect ten directors; and

          2. To transact such other business as may properly come before the meeting.

     Only holders of record of the outstanding common stock at the close of business on February 28, 1994 are entitled to notice of and to vote at the meeting or any adjournments thereof.

                                   By authority of the Board of Directors,


                                                  ROBERT G. KUHBACH
                                                                 Secretary

     STOCKHOLDERS WHO DO NOT PLAN TO ATTEND THE MEETING ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AS SOON AS POSSIBLE AND MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             DOVER CORPORATION


                              PROXY STATEMENT



                                  GENERAL

     This statement is furnished to the stockholders of Dover Corporation (hereinafter called "Dover"), whose principal executive offices are at 280 Park Avenue, New York, N. Y. 10017, in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of stockholders to be held on April 26, 1994 or any adjournments thereof, for the purposes set forth in the notice of meeting. Dover will pay the reasonable and actual costs of soliciting proxies, but no amount will be paid to any officer or employee of Dover or its subsidiaries as compensation for soliciting proxies. In addition to solicitation by mail, Dover has retained Morrow & Co. to solicit brokerage houses and other custodians, nominees or fiduciaries and to send proxies and proxy material to the beneficial owners of such shares, at a cost not to exceed $6,500. The approximate date on which this statement and the proxy form are to be first sent to the stockholders will be March 15, 1994.

     As of the close of business on February 28, 1994, the record date for voting, Dover had outstanding 57,168,745 shares of common stock. Each share of common stock is entitled to one vote on all matters. To the best of Dover's knowledge, no stockholder owns beneficially as much as 5% of the outstanding common stock other than (1) Magalen O. Bryant, Post Office Box 247, Middleburg, Va. 22117, who owns 3,382,303 shares (5.92%) including 298,938 shares held in a trust in which she is a co-trustee sharing voting and investment powers and in which she disclaims any beneficial interest and
(2) Cooke & Bieler Inc., 1700 Market Street, Philadelphia, PA 19103 which owned 3,765,785 shares (6.6%) as of December 31, 1993.
According to its Schedule 13G filed with the Securities and Exchange Commission, Cooke & Bieler, Inc., have sole voting power over 2,851,885 of such shares and no voting power over the remainder.

     The independent certified public accounting firm of KPMG Peat Marwick, New York, N. Y., is the principal independent public accountant selected for auditing the annual accounts of Dover and its subsidiaries for the current fiscal year. That firm has been the principal independent certified public accountant for Dover for many years. Representatives of that firm are not expected to be present at the annual meeting.
     DOVER WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED HEREIN, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF DOVER'S 1993 ANNUAL REPORT ON FORM 10-K INCLUDING THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A REQUEST THEREFOR SHOULD BE DIRECTED TO THE CORPORATE SECRETARY AT DOVER'S OFFICE, 280 PARK AVENUE, NEW YORK, N. Y. 10017.

     The shares covered by each proxy will be voted for the election of the 10 nominees or their substitutes as indicated below unless directed otherwise in the proxy, in which case the shares will be voted as directed.
The proxy also grants discretionary authority to the proxies in connection with other matters that may properly come before the meeting.

     A person giving a proxy may revoke it at any time before it is exercised by written notice to the secretary of Dover at the address referred to above or by attending the meeting and requesting in writing a return of the proxy.

                            SECURITY OWNERSHIP

     The following table provides information as of February 28, 1994, as reported to the Company by the persons and members of the group listed, as to the number of shares and the percentage of the Dover's common stock beneficially owned by: (i) each Director (ii) each executive officer listed in the compensation table and (iii) all Directors and executive officers of Dover as a group.

      NAME OF DIRECTOR,
      OFFICER OR NUMBER OF
      PERSONS IN GROUP                  NUMBER OF SHARES     PERCENTAGE
     -------------------                ----------------    -------------
     John B. Apple                            79,747(1)           *

     Magalen O. Bryant                     3,083,365(2)          5.39
                                             298,938(3)          0.52

     Lewis E. Burns                           63,072(4)           *
     Michael C. Devas                          6,400              *
     John F. Fort                             23,000              *
     James L. Koley                            3,000              *
     John F. McNiff                           62,473(5)           *
     George L. Ohrstrom                      380,742              *
                                             210,472(6)           *
     Anthony J. Ormsby                        29,000(7)           *
     John E. Pomeroy                          30,228(8)           *
     Thomas L. Reece                          69,630(9)           *
     Gary L. Roubos                          191,565(10)          *
     David G. Thomas                           5,000              *
     Jerry W. Yochum                          20,145(11)          *
     Executive Officers and Directors as
          a Group                          4,672,236(12)         8.17

- -----
* Less than one percent.
 (1) Includes 42,587 shares which are subject to options exercisable within 60 days.
 (2) Includes 76,240 shares held by a corporation over which she has control.
 (3) Held in a trust of which she is a co-trustee sharing voting and investment powers and in which she disclaims any beneficial interest.
 (4) Includes 32,047 shares which are subject to options exercisable within 60 days.
 (5) Includes 45,511 shares which are subject to options exercisable within 60 days.
 (6) Held in a trust of which he is a co-trustee sharing voting and investment powers and in which he disclaims any beneficial interest.
 (7) Includes 25,000 shares in a personal holding company as to which he disclaims any beneficial interest.
 (8) Includes 25,408 shares which are subject to options exercisable within 60 days.
 (9) Includes 31,925 shares which are subject to options exercisable within 60 days.
(10) Includes 100,083 shares which are subject to options exercisable within 60 days.
(11) Includes 18,254 shares which are subject to options exercisable within 60 days.
(12) Includes 347,770 shares which are subject to options held by executive officers and directors exercisable within 60 days.

                         1. ELECTION OF DIRECTORS

     The proxies will vote the shares covered by a proxy for the election as directors of the 10 nominees listed below unless directed otherwise in the proxy, in which case the shares will be voted as directed. If any such nominee for election is not for any reason a candidate for election at the meeting, an event which management does not anticipate, the proxies will be voted for a substitute nominee or nominees as may be designated by the Board of Directors and for the others named below. All the nominees, except Mr. Yochum, are presently directors. Mr. Yochum replaces Lewis E. Burns, under a program of rotating directors elected from operating management. Each director elected at the annual meeting will serve until the election and qualification of his successor.

     Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the nominees in the absence of instructions to the contrary. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes.


                               BUSINESS EXPERIENCES FOR
                               PAST FIVE YEARS,                                           YEAR FIRST
                               POSITIONS WITH DOVER,                                      BECAME
     NAME AND AGE              AND OTHER DIRECTORSHIPS                                    DIRECTOR
     ------------              -----------------------                                    --------
Magalen O. Bryant(1)     Director of Carlisle Companies Incorporated and O'Sullivan            1979
     65                  Corp. (industrial manufacturing); Member of Executive and
                         Compensation Committees.

Michael C. Devas         Chairman [London Board], Colonial Mutual Life Assurance               1967
     69                  Society, Ltd.; formerly Chairman (through Jan. 1993),
                         Kleinwort Charter Investment Trust plc (financial management);
                         Member of Audit Committee.

John F. Fort             Director of Tyco International Ltd. (fire protection systems and      1989
     52                  industrial products), formerly Chairman (through Jan. 1993)
                         and Chief Executive Officer (through July 1992); Member of
                         Executive and Compensation Committees.

James L. Koley           President, Koley, Jessen, Daubman & Rupiper, P.C. (law firm);         1989
     63                  Director of Arts-Way Manufacturing Co., Inc. (agricultural manufacturing); Member of Audit Committee.

George L. Ohrstrom(1)    Partner, G. L. Ohrstrom & Co. (investment firm). Director             1964
     66                  of Carlisle Companies Incorporated, Roper Industries, Inc.
                         and Harrow Industries, Inc. (industrial manufacturing).

Anthony J. Ormsby        Private investor; Member of Executive and Audit Committees.           1971
     67

Thomas L. Reece          President of Dover since May 1993; prior thereto, Vice President      1993
     51                  of Dover and President of Dover Resources, Inc.

Gary L. Roubos           Chief Executive Officer of Dover since 1981, Chairman of the          1976
     57                  Board of Dover since August 1989 and President of Dover from
                         May 1977 to May 1993; Director of Omnicom Group, Inc.
                         (advertising), Scott Paper Company (paper products) DOVatron
                         International, Inc. (contract manufacturing) and The Treasurers
                         Fund (financial management); Member of Executive Committee.


David G. Thomas          Chairman of The Fleming Enterprise Investment Trust, plc,             1979
     68                  London, U.K. (financial management); Director of Carlisle
                         Companies, Incorporated (industrial manufacturing) and
                         Interface, Inc. (building products); Member of Executive and
                         Compensation Committees.

Jerry W. Yochum          Vice President of Dover and President of Dover Diversified, Inc.        --

- -----
(1)  Magalen O. Bryant and George L. Ohrstrom are sister and brother.



     During 1993 the Board of Directors held four meetings. Dover has a standing Audit Committee. The functions of the Audit Committee consist of annually recommending to the Board of Directors the appointment or change in independent auditors; reviewing with management and such auditors the plan and results of the auditing engagement; and reviewing management's program for ensuring the adequacy of Dover's system of internal accounting controls. In 1993, the Audit Committee held three meetings. Members of the Committee are Michael C. Devas, Anthony J. Ormsby and James L. Koley. Dover has an Executive Committee which is generally empowered to act unanimously on behalf of its Board and meets or otherwise takes action on an as needed basis between the regularly scheduled quarterly Board meetings. The Executive Committee did not hold a formal meeting during 1993. Members of the Executive Committee are Magalen O. Bryant, John F. Fort, Anthony J. Ormsby, Gary L. Roubos and David G. Thomas. Dover also has a Compensation Committee, currently consisting of Magalen O. Bryant, John F. Fort and David G. Thomas. The Compensation Committee approves compensation for corporate executives, grants under the stock option plan and performance program and other material compensation plan changes. In 1993, the Compensation Committee held one meeting. Dover has no standing nominating committee or any other committee.

     Management directors receive no compensation for services as a director or as a member of any Committee. Each of the other directors receives $25,000 a year ($27,000 effective January 1, 1994), plus an additional $12,000 a year ($10,000 effective January 1, 1994) if he/she is a member of the Executive Committee and an additional $2,500 ($3,000 effective January 1, 1994) if he is a member of the Audit Committee. Each of the other directors also receives $1,000 ($1,500 effective January 1, 1994), for each meeting attended.

     Effective February 3, 1994, a non-contributory, unfunded retirement plan for outside directors was adopted. Only outside directors with five or more years of service as a Dover director are covered. The retirement benefit will commence at age 70, Dover's mandatory retirement age for directors and will be equal to the base fee at retirement (currently $27,000 per year) payable monthly. A director may elect an actuarily reduced joint and survivorship benefit; the benefit is to continue for the lesser of years of service on the Dover board or life. The benefit will be reduced by any other pension benefit received from Dover.

     James L. Koley is President of Koley, Jessen, Daubman & Rupiper, P.C., a Nebraska law firm which has performed legal services on behalf of Dover.

                               COMPENSATION

The Summary Compensation Table below shows all remuneration paid by Dover and its subsidiaries on an accrual basis for each of the five calendar years ended December 31, 1993, to the Chief Executive Officer and the six other most highly paid executive officers for services in all capacities.



                                                 SUMMARY COMPENSATION TABLE

                          ANNUAL COMPENSATION          LONG-TERM COMPENSATION
                          -------------------          ----------------------
                                                       AWARDS         PAYOUTS
                                                       ------         -------

                                             OTHER                    LONG-TERM
                                             ANNUAL    SECURITIES     INCENTIVE ALL OTHER      TOTAL
NAME AND                                     COMPEN-   UNDERLYING     PLAN      COMPENSATION   CASH
PRINCIPAL POSITION  YEAR SALARY    BONUS     SATION(1) OPTIONS (#)    PAYOUTS   (2)            COMPENSATION
- ------------------  ---- ------    ------    --------- -----------    --------- ------------   ------------

Gary L. Roubos      1993 $610,000  $300,000   --        15,770         --        $324,979       $1,234,979
Chairman of the
Board; President    1992  575,000   230,000   --        17,490        $ 9,900     250,240        1,065,140
of Dover until
May 1993            1991  550,000   215,000   --        19,110          9,875     124,758          929,633
                    1990  525,000   250,000   --        19,410        363,812      32,002        1,170,814
                    1989  500,000   225,000   --        21,270        387,332      25,769        1,138,101


Thomas L. Reece     1993  400,000   230,000   --         7,240         --          23,462          653,462
Vice President and
President of Dover  1992  350,000   140,000   --         8,030         90,214     318,580          898,794
since May 1993
of Dover;           1991  312,500   130,000   --         6,290         --          17,160          459,660
Director and
President of Dover  1990  300,000   130,000   --         6,250         55,348      18,624          503,972
Resources, Inc.
until May 1993      1989  275,000   105,000   --         6,650         --          13,168          393,168


John B. Apple       1993  405,000   140,000   --         7,800         --          14,443          559,443
Director and Vice
President of Dover; 1992  405,000   145,000   --         9,030         --          15,971          565,971
Director and
President of Dover  1991  405,000   135,000   --         8,700         19,849      13,725          573,574
Elevator
International, Inc. 1990  375,000   225,000   --         9,030        489,601      13,985        1,103,586
                    1989  325,000   210,000   --         9,010        277,318      11,454          823,772


Lewis E. Burns      1993  355,000   235,000   --         6,810         --         165,572          755,572
Director and
Vice President
of Dover;           1992  323,000   125,000   --         7,240        104,310      98,877          651,187
Director and
President of Dover  1991  315,000   110,000   --         6,080          1,125      38,120          464,245
Industries, Inc.    1990  290,000   125,000   --         5,870         --          10,590          425,590
                    1989  275,000    90,000   --         6,740         39,486       8,441          412,927


John F. McNiff      1993  305,000   190,000   --         7,020         --         319,500          814,500
Vice-President
Finance and
Treasurer of Dover  1992  290,000   152,000   --         7,880          4,644     118,990          565,634
                    1991  282,500   145,000              8,720         18,675      17,284          463,459
                    1990  275,000   170,000   --         9,110        167,575      17,936          630,511
                    1989  260,000   155,000   --         9,960        161,230      13,266          589,496


John E. Pomeroy     1993  295,000   195,000   --         5,750         19,916      43,556          553,472
Vice President
of Dover;           1992  264,000   110,000   --         5,920         --         111,093          485,093
Director and
President of Dover  1991  240,000    90,000   --         4,350         --          38,460          368,460
Technologies, Inc.  1990  240,000    75,000   --         5,190         --          33,816          348,816
                    1989  225,000    95,000              6,040        406,327      30,659          756,986


Jerry W. Yochum     1993  315,000   210,000   --         6,450        277,313      43,051          845,364
Vice President
of Dover;           1992  290,000   140,000   --         7,780        144,000      87,272          661,272
Director and
President of Dover  1991  275,000   175,000   --         5,870        215,418      70,619          736,037
Diversified, Inc.   1990  250,000   150,000   --         6,180        193,049      38,134          631,183
                    1989  175,000   150,000   --         4,460        146,543      44,132          515,675


- -----
(1) Disclosure is required for a) the dollar amount of perquisites if such amounts exceed the lesser of either $50,000 or 10% of total salary plus bonus (here they do not) and b) four other specific categories of compensation, none of which are here applicable.

(2) Represents company contributions to the Dover Savings and Investment Plan, annual increase in the company's obligation to participants under in the Executive Deferred Income Plan or similar accrual, stock option bonus, company payments to other defined contribution plans, and company paid insurance premiums on split-dollar term life insurance. For 1993 these amounts are detailed as follows:



[CAPTION]

                         EXECUTIVE           OTHER
               DOVER     DEFERRED  STOCK     DEFINED
               SAVINGS   INCOME    OPTION    CONTRIBUTION   INSURANCE
               PLAN      PLAN      BONUS(a)  PLANS          PREMIUMS        TOTAL
               -------   ------    --------  ------------   ----------     --------

G.L. Roubos    $7,195     $32,634   $285,150                               $324,979
T.L. Reece      7,195      16,267                                            23,462
J.B. Apple      3,598      10,845                                            14,443
L.E. Burns      3,598      25,757    126,076   $10,141                      165,572
J.F. McNiff     7,195      16,267    296,038                                319,500
J.E. Pomeroy    2,699      13,556               27,301                       43,556
J.W. Yochum     4,947      32,534                            $5,570          43,051

- -----
(a) Certain of Dover's stock options are "incentive" stock options (i.e., tax qualified) stock options. After the repeal by the 1986 Tax Reform Act of the preferential treatment of capital gains, the primary difference between a nonqualified option and an incentive stock option is that upon exercise of a nonqualified option, the holder will be required to include in income as compensation for tax purposes the excess of the value of the stock on the exercise date over the option price. Dover obtains a tax deduction to the extent of that compensation. In contrast, the exercise of an incentive stock option has no ordinary income tax consequences. Dover has determined that it would be in its best interests if such options were converted to nonqualified options when exercised. During the five-year period 1989 to 1993, in order to induce such incentive stock option holders to convert to a nonqualified option at date of exercise, Dover paid each exercising holder a cash bonus equal to 66% or 59% in 1993, 59% (1992 and 1991), and 35%
     (1989-1990) of Dover's tax deduction.

              STOCK OPTION PLAN AND CASH PERFORMANCE PROGRAM

     The Company has an Incentive Stock Option Plan and Cash Performance Program, adopted in 1984 and recently extended one year through January 1995, which provides for stock options coordinated with performance awards. At the time of grant, allocations are made such that of each combined award, greater emphasis is given to cash performance awards at the operating level and greater emphasis is given to stock options at the corporate level. Information on current grants and cash performance awards is shown below. For payouts on prior awards see the Summary Compensation Table on page 5.




OPTION GRANTS DURING 1993
                    NUMBER OF      % OF TOTAL
                    SECURITIES     OPTIONS
                    UNDERLYING     GRANTED TO                              GRANT DATE
                    OPTIONS        EMPLOYEES      EXERCISE   EXPIRATION    PRESENT
       NAME         GRANTED        DURING 1993    PRICE      DATE          VALUE (1)
       ----         -------        -----------    ------     ----          ---------
Gary L. Roubos       16,183        8.1%           $45.692    March 4, 2003  $193,711
Thomas L. Reece       7,429        3.7             45.692    March 4, 2003    88,925
John B. Apple         8,004        4.0             45.692    March 4, 2003    95,808
Lewis E. Burns        6,988        3.5             45.692    March 4, 2003    83,646
John F. McNiff        7,204        3.6             45.692    March 4, 2003    86,232
John E. Pomeroy       5,901        3.0             45.692    March 4, 2003    70,635
Jerry W. Yochum       6,617        3.3             45.692    March 4, 2003    79,205

- -----
(1) Dover asked an outside adviser to value its stock options based upon the Black-Scholes model. His response indicated a range of between 32% and 49% of option grant price, depending upon volatility and maturity. Dover chose 35.9% (volatility 25%, maturity 8 years), which resulted in an option value on date of grant of $16.40 per share. The Black-Scholes model assumes an option that is not cancellable and which can be sold at any time for cash. Therefore, Dover deducted 17% based upon its ten year historical cancellation rates and another 10% based upon the company's expectation that, except in cases of unusual need, shares acquired through the exercise of options are to be held by participants for the duration of their employment with Dover. This resulted in a final value of $11.97 per share.
(2)  The options become exercisable on February 6, 1996.
(3) The number of shares granted for this group of officers is based upon a multiple, ranging from .70 to .88, of the aggregate of current base salary plus current annual cash bonus. The multiple was determined by independent compensation consultants. The number of shares that may be granted to each participant is not otherwise limited and prior grants are not considered by the Compensation Committee when current grants are awarded. However, when the Plan was approved by the stockholders in 1984, the number of shares that could be granted under the ten year program was limited to 4,800,000. At December 31, 1993, 3,063,898 shares remained available out of the 4,800,000 authorization.



AGGREGATED STOCK OPTION EXERCISES IN 1993 AND DECEMBER 31, 1993 OPTION VALUES

                                                  NUMBER OF
                                                  SECURITIES                VALUE (4) OF
                                                  UNDERLYING                UNEXERCISED
                                                  UNEXERCISED               IN-THE-MONEY
                                                  STOCK OPTIONS             STOCK OPTIONS
                                                  AT 12/31/93               AT 12/31/93
                    SHARES                   -----------------------  ------------------------      NUMBER
                    ACQUIRED                                                                        OF SHARES
                    UPON       VALUE                        UNEXER-                  UNEXER-        OWNED AT
 NAME               EXERCISE*  REALIZED(1)   EXERCISABLE     CISABLE  EXERCISABLE     CISABLE       12/31/93
 ----               ---------  -----------   ------------   --------  -----------    ---------      ---------
Gary L. Roubos       25,203    $1,016,819(2)  80,473         53,741    $2,445,586     $1,075,421     91,482
Thomas L. Reece        --           --        25,470         22,125       771,444        437,010     37,705
John B. Apple          --           --        33,658         26,198       719,413        523,299     37,160
Lewis E. Burns        4,659       191,026(3)  25,808         20,657       705,401        407,712     31,025
John F. McNiff       13,053       448,542(2)  36,563         24,238     1,107,170        485,716     16,962
John E. Pomeroy        --           --        20,944         16,440       631,686        321,995      4,820
Jerry W. Yochum        --           --        14,121         20,627       410,549        409,567          0

- -----
* In accordance with company policy, each individual listed continues to hold these shares.
(1) Represents the gain (i.e., fair market value less exercise price) realized upon exercise of stock options during 1993 which remains in Dover shares.
(2)  Gain for options granted in 1985 & 1986.
(3)  Gain for options granted in 1986.
(4) Represents the difference between the fair market value of the stock at December 31, 1993, and the exercise prices.


                         LONG-TERM INCENTIVE PLAN
                           CURRENT ANNUAL AWARD

                                                  ESTIMATED
                                                  FUTURE
                                                  PAYOUTS UNDER
                     JANUARY        PERFORMANCE   NON-STOCK
                     1994           MEASUREMENT   PRICED BASED
 NAME                AWARD(1)       PERIOD        PLANS(2)
 ----                --------       ------        --------
Gary L. Roubos       $200,000       1994-1996      $160,000
Thomas L. Reece       136,000       1994-1996        29,000
John B. Apple         161,025       1994-1996       157,000
Lewis E. Burns        182,400       1994-1996        29,000
John F. McNiff         91,800       1994-1996        70,000
John E. Pomeroy       152,475       1994-1996        85,000
Jerry W. Yochum       163,875       1994-1996       195,000

- -----
(1) The "award" shown above for this group of officers is based upon a multiple, ranging from .18 to .30, of the aggregate of current base salary plus current annual cash bonus. The multiples were determined by independent compensation consultants.

     The actual cash payout at the end of the three year performance measurement period will be derived from a matrix, or table, consisting of a) real (inflation adjusted) growth in earnings and b) return on investment (ROI).

     There will be no payout if growth in earnings is not achieved; there will be no payout if ROI is less than 10 percent. Moreover, the earnings in the base year (the year preceding the award year) from which earnings growth is measured, may not be less than an amount equal to a 10 percent ROI.

     There is no limit on the amount of the payout except that the aggregate payout at each plan location may not exceed an amount equal to 20% of average annual nominal earnings increase over the three year performance period. The same plan is applied to three separate "Business Units" as follows: (a) the entire company for corporate officers, (b) the market segment subsidiaries for their respective officers, and (c) operating businesses for their respective officers.

(2) Amounts shown in this column represent the average payout for the past five years as indicated on the Summary Compensation Table.


                   PENSION AND OTHER RETIREMENT BENEFITS

     Dover has many non-contributory defined benefit and defined contribution pension plans covering substantially all employees of the Company and its domestic and foreign subsidiaries. Dover also has an unfunded Supplemental Executive Retirement Plan and other similar unfunded retirement programs ("SERPs") which provide retirement benefits for eligible employees including certain officers of Dover and its subsidiaries. Pursuant to those plans, payments will be made at the appropriate time (e.g., retirement) to such officers and other plan participants.

     Benefits under various defined benefit plans and SERPs are based generally upon final pay averages, excluding any payments under the cash performance award program or of stock option bonuses, and on the years of benefit service. Generally, vesting occurs after completion of 5 years of employment subsequent to age 18. The following table shows the estimated annual benefits payable upon retirement to persons in the specified remuneration and years of service classifications. The years of covered employment for eligible persons named in the Summary Compensation Table are:
Mr. Roubos 18, Mr. Reece 21, Mr. Apple 30, Mr. Burns 24, Mr. McNiff 11, and Mr. Yochum 11. All of these persons are vested. The benefit amounts listed in the table do not include Social Security Benefits which the covered employee may be entitled to.


                                              YEARS OF SERVICE
                    ---------------------------------------------------------------------
REMUNERATION           15             20             25             30             35
- ------------           --             --             --             --             --
$150,000            $ 31,800       $ 42,400       $ 53,100       $ 63,700       $ 74,300
 200,000              43,100         57,400         71,800         86,200        100,500
 250,000              54,300         72,400         90,600        108,700        126,800
 300,000              65,600         87,400        109,300        131,200        153,000
 350,000              76,800        102,400        128,100        153,700        179,300
 400,000              88,100        117,400        146,800        176,200        205,500
 450,000              99,300        132,400        165,600        198,700        231,800
 500,000             110,600        147,400        184,300        221,200        258,000
 550,000             121,800        162,400        203,100        243,700        284,300
 600,000             133,100        177,400        221,800        266,100        310,500
 650,000             144,300        192,400        240,600        288,600        336,800
 700,000             155,600        207,400        259,300        311,100        363,000
 750,000             166,800        222,400        278,100        333,600        389,300


     During 1993 under the Dover Employee Savings and Investment Plan, a salaried employee could contribute from 2% to 18% of his compensation (but not more than $8,994) for investment under the Plan in one or more of a Dover Common Stock Fund, a Short Term Investment Fund, a Balanced Fund or two Common Stock Funds. These employee contributions are made by Dover on behalf of the participant by salary reduction under Section 401(k) of the Internal Revenue Code. For 1993 Dover contributed to the Dover Common Stock Fund an amount (based upon performance) equal to from 40% to 80% of the amount contributed (of the first 6% of compensation) by each employee. All balances in the Plan are immediately 100% vested in the participant. No withdrawals during employment are permitted under the Plan but a participant may obtain a loan for certain specified purposes in varying amounts. For 1993 Dover accrued $58,012 with respect to participating executive officers as a group. Of this amount the following was accrued with respect to each of the seven highest paid executive officers and directors: Mr. Roubos $7,195, Mr. Reece $7,195, Mr. Apple $3,598, Mr. Burns $3,598, Mr. McNiff $7,195, Mr. Pomeroy
$2,699, and Mr. Yochum $4,947, which amounts have been included in the Summary Compensation Table.

     In addition to the foregoing, Dover has a deferred compensation plan which allowed senior managers (including most current executive officers) an opportunity to defer an amount of salary over four years which would be repaid to such executives over 15 years upon normal retirement or commencing at age 65 if employment terminates earlier together with interest generally at 12 1/2%. Dover purchased whole life insurance policies to fund its obligations under this executive deferred income plan. With respect to Mr. Burns who did not participate in this plan, an annual accrual is made to provide a similar retirement benefit. For current amounts relevant to the seven highest paid officers and directors, see footnote 2 on page 6.

                         TERMINATION ARRANGEMENTS

CHANGE OF CONTROL ARRANGEMENTS:

     The Company has agreements with Mr. Roubos and certain other officers including those shown on the Summary Compensation Table designed to encourage each such officer to continue to carry out his duties with the Company in the event of a potential change of control of the Company. The agreements provide that if within 18 months following a change of control of the Company the officer's employment is terminated either by the Company for other than cause or disability or by such officer for good reason, then such officer will receive a lump sum payment equal to 1) the highest base salary (but not bonus or any other compensation) received by such officer in any of the most recent five years, or 2) if such officer is then more than 45 years old and has been with the Company for more than three years the lump sum payment will equal twice such base salary. Also, in the event of a change of control, the present value of certain unfunded deferred compensation plans will be paid immediately to such officers in a lump sum, and the exercisability of stock options held for more than six months will be accelerated.

     The Internal Revenue Code imposes certain excise taxes on, and limits the deductibility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon certain changes in ownership of a substantial portion of the assets of the corporation and have an aggregate present value in excess of three times the individual's annualized includible compensation for the base period, as defined in the code. Although Dover payments would not be expected to reach this amount, the agreements limit the compensation payments thereunder to amounts which can be paid by the Company without adverse tax consequences.

                       COMPENSATION COMMITTEE REPORT

     As indicated on page 4, the Compensation Committee of the Board of Directors is composed entirely of independent outside directors. The Committee, which superseded the Executive Committee with respect to compensation matters, was established in February 1992. The Compensation Committee administers the Dover incentive stock option and cash performance program. In this capacity the Committee makes or approves all stock option grants and awards to Company officers and executives under the terms of the plan. The Committee also makes or approves annual compensation for corporate officers and any changes in compensation programs. Specifically with respect to the Chief Executive Officer, the Compensation Committee determined his bonus for 1993 to be $300,000, and increased his salary, effective January 1, 1994 to $750,000. These determinations were based upon, a) outside independent compensation data which indicated the percentage relationship of bonus to 1993 salary (bonus to salary relationships from outside sources ranged from 67% to 74% with a weighted average of 70%; however, the bonus to the Dover Chief Executive Officer has historically been below that level), b) the amount of the prior year bonus, c) the 1993 23.7% increase in earnings per share achieved by the Company, d) the general business environment during 1993 and e) a subjective judgment factor which is the prerogative of the committee, and included the opinion that 1993 had been an excellent acquisition year. In addition, the Committee reviews annually the list of operating company presidents, which compares salary and total annual compensation with sales and earnings for each operating company in order of rank. From time to time, but not less than once every five years, the Committee reviews studies done by its independent compensation consultant as to the competitiveness of the Company's overall compensation program.

     The Committee's basic overriding compensation principle is that compensation at the corporate level, the independent subsidiary level, and at the operating president level be linked to total return to stockholders generally and relative to other comparable companies. This is done annually with salaries and bonus, on a medium (three year) basis with the cash performance program, and long-term with stock options. Performance awards and stock option grants are annual, but payouts on cash awards, if earned, occur three years later and options are generally for 10 years, but are not exercisable for three years. Compensation to be paid to the executive officers for 1994 is expected to qualify for deductibility for federal income tax purposes under Section 162(m) of the Internal Revenue Code.

     The Committee reviews the Company's performance annually. The compensation programs of the Company are highly leveraged on the basis of performance. The Company has for years performed in the top quartile as measured by the Management Compensation Services Project 777 database, which currently includes over 40% of the Fortune 500 Industrials. The average rank in the database, which determines the overall standing, is the average of the following nine separate measurements: return on equity for 1 year, and 5 years; return on capital for 1 year, and 5 years; return on sales current year; return on assets 1 year, and 5 years; and total capital return 1 year, and 5 years. The Committee has determined that as long as the Company continues this level of performance, salary and bonuses will be targeted at the 75th percentile. Should the Company's performance fall below that level, compensation targets will be adjusted downward. Annual bonuses vary with annual performance based upon earnings growth, return on investment, achievement of special company goals as well as the Committee's judgment of overall performance. The Committee believes that all compensation, i.e., annual, medium-term and long-term, should be closely aligned to the performance of the business over which the executive has the most control.

     With respect to pensions and other benefit type programs, the Committee has set a target at the median of comparable companies.

     Dover's management, the Committee and the Board of Directors believe that Dover stock ownership is desirable and important in aligning the interests of Dover officers and executives with Dover stockholders. However, only officers and executives who are in a position to affect materially the profitability and growth of the Company are eligible for stock options. The number of optionees in each annual grant averages just under one percent of the total number of Dover employees. The annual shares granted has averaged about 1/3 of 1% of shares outstanding over the past 5 years and was of 1% in 1993. Dover expects that, except in cases of unusual need, shares acquired through options will be held by participants for the duration of their employment with the Company.

                                   Magalen O. Bryant
                                   John F. Fort
                                   David G. Thomas

                          STOCK PERFORMANCE GRAPH

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
            DOVER CORPORATION, S&P 500 INDEX & PEER GROUP INDEX



                                  [GRAPH]



This graph assumes $100 invested on December 31, 1988 in Dover Corporation common stock, S&P 500 index and a peer group index. Each mark on the axis displaying the years 1988 through 1993 represents December 31 of that year. The peer index is the Media General Financial Services Group 30-Metal Fabrica tion Companies which consists of the following: ABC Rail Products CP, ABS Ind. Inc., ACX Technologies Inc., American Locker Group, Amtrol Inc., Atchison Casting CP, Besicorp Group, Bliss & Laughlin Ind., Chart Ind., Chemi-Trol Chemical Co., Commercial Intertech CP, Commercial Metals Co., Cryenco Sciences Inc., Denovo CP, Douglas & Lomason Co., Dover CP, Eastern Co., Elco Ind. Inc., Explosive Fabricators, Fansteel Inc., General Cable, Graham CP, Howell Ind. Inc., Insteel Ind. Inc., Internat Aluminum CP, Johnstown American Ind., Magnetic Technologies CP, Material Sciences CP, Met-Coil Systems CP, Milastar CP, MLX CP, Moog Inc. CL A, Moog Inc. CL B, Omni U.S.A. Inc., Palmer Tube Mills Ltd., Pitt-DesMoines Inc., Publicker Ind., RB&W CP, Rexnord CP, Semicon Packing Material, Steel Technologies Inc., Synalloy CP, Temtex Ind. Inc., Thermal Ind., Thermodynetics Inc., Trimas CP, Trinity Ind., Varlen CP, Wyman-Gordon Co., and Zero CP.

- -----
* Total return assumes reinvestment of dividends.

                             2. OTHER MATTERS

     Management does not know of any other business to be taken up at the annual meeting. If, however, any other business properly comes before the meeting or any adjournments thereof, the persons named as proxies will vote the shares covered by a proxy in accordance with their best judgments on such matters.

STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     Stockholder proposals properly includible in Dover's proxy statement must be received by Dover at its principal executive offices, 280 Park Avenue, New York, N.Y. 10017 by November 18, 1994. All other stockholder proposals, including nominations for directors, must be received by Dover not less than 60 days nor more than 90 days prior to the Annual Meeting, which is scheduled for April 25, 1995.


Dated: March 15, 1994

                              By authority of the Board of Directors,


                                                    ROBERT G. KUHBACH
                                                            Secretary

PROXY                                                                 PROXY
                             DOVER CORPORATION

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, APRIL 26, 1994. The undersigned hereby appoints Gary L. Roubos, Robert G. Kuhbach, and John
N. Marden, or any of them, as the undersigneds proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Dover Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held in Dover, Delaware, on April 26, 1994 at 10:00 A.M., Dover time, and any adjournments thereof, as fully as the undersigned could if personally present, upon the proposal set forth on the reverse side hereof revoking any proxy or proxies heretofore given.

   IMPORTANT - This Proxy must be signed and dated on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE.



PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1994
 P
 R
 O
 X
 Y

     1. Election of Directors Nominees: M.O. Bryant, M.C. Devas, J.F. Fort, J.L. Koley, G.L. Ohrstrom, A.J. Ormsby, T.L. Reece, G.L. Roubos, D.G. Thomas and Jerry W. Yochum.

     2. In their discretion, upon such other matters as properly may come before the meeting.

The Board of Directors recommends a Vote FOR Proposal 1.

     Date _________________ 1994

Please Sign Here and Return Promptly

____________________________________

____________________________________

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.